SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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GARDEN FRESH RESTAURANT CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

February 5, 2001

Dear Stockholder:

             This year’s Annual Meeting of Stockholders will be held on March 7, 2001 at 9:00 a.m. local time, at the Radisson Suite Hotel located at 11520 W. Bernardo Court, San Diego, California 92127, (858) 451-6600. You are cordially invited to attend.

             The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

             After reading the Proxy Statement, please promptly mark, sign, and return the enclosed Proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed Proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

             A copy of the Company’s 2000 Annual Report is also enclosed.

             The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Very truly yours,

Michael P. Mack Chairman of the Board Chief Executive Officer and President

GARDEN FRESH RESTAURANT CORP.
17180 Bernardo Center Drive
San Diego, CA 92128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 2001

Dear Stockholder:

             You are invited to attend the Annual Meeting of the Stockholders of Garden Fresh Restaurant Corp., a Delaware corporation (the “Company”), which will be held on March 7, 2001 at 9:00 a.m., local time, at the Radisson Suite Hotel located at 11520 W. Bernardo Court, San Diego, California 92127, (858) 451-6600 for the following purposes:

1.	To elect two (2) Class C Directors to hold office for a three-year term and until their successors are duly elected and qualified. Management’s nominees are Robert A. Gunst and Michael M. Minchin, Jr.

2.	To ratify the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending September 30, 2001.

3.	To transact such other business as may properly come before the meeting.

             Stockholders of record at the close of business on January 8, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

By order of the Board of Directors,

DAVID W. QUALLS Chief Financial Officer Executive Vice President-Finance and Real Estate Secretary

San Diego, California February 5, 2001

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-prepaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

GARDEN FRESH RESTAURANT CORP.
17180 Bernardo Center Drive
San Diego, CA 92128
(858) 675-1600

             The accompanying proxy is solicited by the Board of Directors of Garden Fresh Restaurant Corp., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held March 7, 2001 or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is February 5, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

             Annual Report. An annual report for the fiscal year ended September 30, 2000 is enclosed with this Proxy Statement.

             Voting Securities. Only stockholders of record as of the close of business January 8, 2001, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,664,519 shares of Common Stock of the Company (“Common Stock”), par value $.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company’s by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and shares held by brokers that are present but not voted, because the brokers are prohibited from exercising discretionary authority (i.e., “ broker non-votes”), will be counted as present for purposes of determining whether a quorum is present.

             Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. The Company may determine to use a proxy solicitor, and if it does, it would pay a fee, which it reasonably expects would not exceed $2,500.

             Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

             Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of December 31, 2000, with respect to the beneficial ownership of the Company’s Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.

	Shares Beneficially Owned (1)

Name and Address of Beneficial Owner (2)	Number	Percent(3)

Entities and individuals affiliated with
The D3 Family Fund, L.P. (4)
19605 NE 8th Street
Camas, WA 98607	806,375	14.2%

Entities affiliated with
The St. Paul Companies, Inc. (5)
385 Washington Street
St. Paul, MN 55102	546,104	9.6%

T. Rowe Price Associates, Inc
100 E. Pratt Street
Baltimore, MD 21202	465,500	8.2%

Dimensional Fund Advisors(6)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401	357,900	6.3%

J.P. Morgan Chase Investment Management
270 Park Avenue, Suite #440
New York, NY 10017	334,945	5.9%

Michael P. Mack (7)	317,295	5.6%

David W. Qualls (8)	61,407	1.1%

R. Gregory Keller (9)	105,034	1.9%

Kenneth J. Keane (10)	14,384	*

Edgar F. Berner (11)	32,580	*

Robert A. Gunst (11)	33,280	*

Michael M. Minchin, Jr. (12)	86,280	1.5%

John M. Robbins, Jr. (11)	31,780	*

All directors and executive officers as a group (8 persons) (13)	682,040	12.0%

______________

*	Less than one percent.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 17180 Bernardo Center Drive, San Diego, California 92128.

(3)	Calculated on the basis of 5,664,519 shares of Common Stock outstanding, except that shares of Common Stock underlying options exercisable within 60 days of December 31, 2000 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.

(4)	Aggregate amount owned includes shares held by the following: The Nierenberg Family 1993 Trust (59,975); Haredale Limited (26,100); James Henry Hildebrandt (4,900); The David and Patricia Nierenberg 1993 Irrevocable Trust (6,200); Toxford Corporation (2,700); and Florence Cies (3,300).

(5)	The St. Paul Companies, Inc., through its wholly-owned subsidiary, St. Paul Fire and Marine Insurance Company (F&M), and through F&M’s 99% ownership of St. Paul Venture Capital IV, LLC (SPVC IV), beneficially owns 546,104 shares of common stock by virtue of F&M’s ownership of 396,104 of common stock and SPVC IV’s ownership of 150,000 shares of common stock.

(6)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 369,100 shares of Garden Fresh Restaurant Corp. stock as of 9/30/00. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(7)	Includes 193,333 shares issuable upon exercise of stock options and 375 shares held by his wife, Ruth Mack.

(8)	Includes 61,407 shares issuable upon exercise of stock options.

(9)	Includes 104,588 shares issuable upon exercise of stock options.

(10)	Includes 13,792 shares issuable upon exercise of stock options.

(11)	Includes 28,280 shares issuable upon exercise of stock options.

(12)	Includes 78,280 shares issuable upon exercise of stock options.

(13)	Includes 536,240 shares issuable upon exercise of stock options.

ELECTION OF DIRECTORS

             The Company has a classified Board of Directors consisting of one Class A director (Michael P. Mack), two Class B directors (Edgar F. Berner and John M. Robbins, Jr.), and two Class C directors (Michael M. Minchin, Jr. and Robert A. Gunst) who will serve until the Annual Meetings of Stockholders to be held in 2003, 2002 and 2001, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at such annual meeting.

             Management’s nominees for election at the Annual Meeting of Stockholders to fill the Class C positions on the Board of Directors are Robert A. Gunst and Michael M. Minchin, Jr. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2004, and until their successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

             If a quorum is present and voting, the two nominees for Class C directors receiving the highest number of votes will be elected as Class C directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

             The table below sets forth the current directors, including the Class C nominees to be elected at this meeting and certain information, as of September 30, 2000, with respect to age and background:

Name	Age	Positions With The Company	Director Since

Class A director whose term expires at The 2003 Annual Meeting of Stockholders:

Michael P. Mack	49	Chairman of the Board of Directors, Chief Executive Officer and President	1984

Class B directors whose terms expire at The 2002 Annual Meeting of Stockholders:

Edgar F. Berner	69	Director	1996
John M. Robbins, Jr.	53	Director	1996

Class C directors whose terms expire at The 2001 Annual Meeting of Stockholders:

Michael M. Minchin, Jr.	74	Director	1993
Robert A. Gunst	52	Director	1996

             Michael M. Minchin, Jr. joined the Company’s Board of Directors in November 1993 and assumed the role of Chairman of the Board from February 1994 to December 1997. From May 1992 to November 1993, Mr. Minchin served as an independent consultant to Sizzler International, Inc. (NYSE) a restaurant company, and several other publicly held restaurant chains. Prior to that, Mr.  Minchin served as the Executive Vice President of Sizzler International from May 1980 to May 1992. Mr. Minchin received a Bachelor of Arts Degree from Stanford University and an Master’s Degree in Business Administration from Harvard University. Currently, Mr. Minchin serves as President and Managing Director of the John Douglas French Alzheimer’s Research Foundation as well as an independent consultant to several publicly held restaurant chains and business to business start-ups.

             Michael P. Mack co-founded the Company in 1983 and was the President and Chief Operating Officer from the Company’s inception until April 1991 and the Chief Executive Officer from September 1990 to April 1991. Mr. Mack assumed the role of Chairman of the Board of Directors in December 1997. Mr. Mack has been a director of the Company since 1984. Since February 1994, Mr. Mack has been the Company’s President and Chief Executive Officer. From April 1991 to February 1994, Mr. Mack served as the President of MPM Management, Inc., a consulting firm. Prior to joining the Company, from 1977 to 1983, Mr. Mack worked for Bain & Company, a management consulting firm, where he specialized in the development and implementation of business strategies. Mr. Mack received a Bachelor of Arts Degree from Brown University and a Master’s Degree in Business Administration from Harvard University.

             Edgar F. Berner joined the Company’s Board of Directors in 1996. Mr. Berner is a private investor and is the former Chairman (from 1991 to 1996) and CEO (from 1991 to 1998) of Sweet Factory, Inc., a national candy specialty chain. From 1969 to 1980, Mr. Berner was founder and President of Fashion Conspiracy, a 280 store junior apparel chain. He previously served on the Board of The Clothestime, Inc. and Edison Brothers Stores, Inc. In addition to serving on the Board of the Company, Mr. Berner is a Director of Hot Topic (Nasdaq), a teen specialty retail chain, and a Director of Barbeques Galore (Nasdaq) the nation’s largest barbeque chain store.

             John M. Robbins, Jr. joined the Company’s Board of Directors in 1996. Mr. Robbins currently serves as Chairman of the Board of Directors and CEO of American Residential Investment Trust, Inc. (NYSE) (“ARIT”) and Home Asset Management Corp. Prior to joining ARIT, Mr. Robbins was Chairman of the Board of American Residential Mortgage Corporation (“AMRES Mortgage”) from 1990 until 1994 and President of AMRES Mortgage from the time he co-founded it in 1983 until 1994. He currently serves as Chairman of Societas, the International Institute of Real Estate Finance and a Director of Accredited Home Lenders, the Old Globe Theatre, the University of San Diego and the Century Club of San Diego.

             Robert A. Gunst joined the Company’s Board of Directors in 1996. Mr. Gunst has more than 30 years of experience in food and retailing. Mr. Gunst currently serves as Vice Chairman of the Board of Directors for Tradius Corporation. Mr. Gunst had previously served as President and Chief Executive Officer of The Good Guys, Inc. (Nasdaq) from 1993 to 1999. In 1990, he became President and Chief Operating Officer of The Good Guys, Inc. while remaining a member of its Board of which he had joined in 1986. Mr. Gunst holds a Master’s Degree in Business Administration from the University of Chicago’s Graduate School of Business and a Bachelor of Arts Degree from Dartmouth College.

             During the fiscal year ended September 30, 2000, the Board held four meetings. Messrs. Berner, Gunst, Mack, Minchin and Robbins attended all the Board meetings.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ROBERT A. GUNST AND MICHAEL M. MINCHIN, JR. AS CLASS C DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2004.

COMMITTEES OF THE BOARD OF DIRECTORS

             The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

             The Audit Committee’s function is to review, with the Company’s independent accountants and management, the results of the examination of the Company’s financial statements by the independent accountants and the independent accountants’ opinion. The Audit Committee also approves all professional services performed by the independent accountants, recommends the retention of the independent accountants to the Board, subject to ratification by the stockholders and periodically reviews the Company’s accounting policies and internal accounting and financial controls. For fiscal 2000, the members of the Audit Committee were Messrs. Berner, Gunst, and Robbins. The Audit Committee held 3 meetings; November 11, 1999, February 18, 2000 and August 18, 2000, see “REPORT OF THE AUDIT COMMITTEE”.

             The Compensation Committee’s function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock option grants. During fiscal 2000, the members of the Compensation Committee were Messrs. Gunst, Minchin and Robbins. The Compensation Committee held one meeting during the fiscal year ended September 30, 2000. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.”

EXECUTIVE COMPENSATION AND OTHER MATTERS

             The following table sets forth information for the fiscal years ended September 30, 2000, 1999 and 1998 concerning the compensation of the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus for the year ended September 30, 2000, exceeded $100,000.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards

Name and Principal Positions	Year	Salary	Bonus	Shares Underlying Options (6)		All Other Compensation

Michael P. Mack (1)	2000	$324,026	$—	33,000	(7)	$20,000	(5)
Chief Executive Officer,	1999	$301,875	$150,638	40,000		$20,000
President	1998	$298,620	$115,000	36,000		$15,833

David W. Qualls (2)	2000	$228,970	$—	17,000	(7)	$20,000	(5)
Chief Financial Officer,	1999	$205,275	$81,947	20,000		$20,000
Executive Vice President	1998	$204,359	$78,200	24,000		$15,833
Finance and Real Estate,
Secretary

R. Gregory Keller (3)	2000	$192,026	$—	13,000	(7)	$20,000	(5)
Vice President of	1999	$181,125	$72,306	15,000		$20,000
Operations	1998	$179,016	$69,000	20,000		$15,833

Kenneth J. Keane (4)	2000	$128,383	$—	6,000	(7)	$10,950	(5)
Vice President of	1999	$111,783	$44,256	7,500		$10,950
Human Resources	1998	$88,643	$17,431	10,000		$2,375

______________

(1)	Mr. Mack was granted an increase in annual salary to $334,750 for fiscal year 2001 from $325,000.

(2)	Mr. Qualls was granted an increase in annual salary to $236,900 for fiscal year 2001 from $230,000.

(3)	Mr. Keller was granted an increase in annual salary to $198,275 for fiscal year 2001 from $192,500.

(4)	Mr. Keane was granted an increase in annual salary to $133,900 for fiscal year 2001 from $130,000.

(5)	Consists of deferred compensation match.

(6)	Consists of grants actually earned in fiscal year and subsequently granted in the following fiscal year.

(7)	Options were granted at an exercise price of $7.88.

             The following table provides the specified information concerning grants of options to purchase the Company’s Common Stock made during the year ended September 30, 2000 to the persons named in the Summary Compensation Table:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual grants in Fiscal Year 2000 (3)				Potential Realized Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

Name	Number of Securities Underlying(2)	% of Total Options Granted to Employees In Fiscal Year	Exercise Or Base Price (2)	Expiration Date	5%	10%

Michael P. Mack	40,000	19.7	$15.75	11/11/09	$396,204	$1,004,058
David W. Qualls	20,000	9.9	$15.75	11/11/09	$198,102	$502,029
R. Gregory Keller	15,000	7.4	$15.75	11/11/09	$148,576	$376,522
Kenneth J. Keane	7,500	3.7	$15.75	11/11/09	$74,288	$188,261

______________

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 2000 at $15.75 would yield profits of $9.91 per share at 5% appreciation over ten years, or $25.10 per share at 10% appreciation over the same period.

(2)	All options were granted at market value on the date of grant. All options vest equally at 1/36 per month over 36 months.

(3)	Grants were based on performance for fiscal year 1999.

             The following table provides information concerning exercises of options to purchase the Company’s Common Stock during the fiscal year ended September 30, 2000, and unexercised options held as of September 30, 2000 by the persons named in the Summary Compensation Table:

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

			Number of Securities Underlying Unexercised Options at 9/30/00		Value of Unexercised In-The- Money Options at 9/30/00 (2)(3)

Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael P. Mack	—	$—	179,110	44,890	$507,120	—
David W. Qualls	—	$—	53,400	25,100	$98,805	—
R. Gregory Keller	—	$—	98,280	19,720	$303,270	—
Kenneth J. Keane	—	$—	12,084	8,750	$4,255	—

______________

(1)	Amounts shown represent the value realized upon the exercise of stock options during the year ended September 30, 2000, which equals the difference between the aggregate exercise price of the options and the closing market price of the underlying Common Stock on the date preceding the exercise date.

(2)	Values are net of exercise price.

(3)	The value of “in-the-money” stock options represents the difference between the exercise price of such option and the fair market value of $11.69 per share of Common Stock as of September 29, 2000, the closing price of the Common Stock reported on the Nasdaq National Market on such date.

Compensation of Directors

             The outside directors of the Company each receive $20,000 per year as a cash compensation for attendance at Board of Directors and committee meetings. Additionally, the directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings. Each outside director remaining in office is granted an option to purchase 7,500 shares of Common Stock annually in addition to an initial grant of 10,000 options upon joining the Board.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

             During the year ended September 30, 2000, executive compensation was administered by the Compensation Committee comprised of three non-employee directors of the Company, Michael M. Minchin, Jr. and John M. Robbins, Jr. and Robert A. Gunst. Mr. Mack, the Company’s President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during fiscal 2000, but did not take part in deliberations regarding his own compensation. Mr. Mack’s participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding the appropriate levels of compensation for the Company’s officers.

Certain Relationships and Related Transactions

             The Company has entered into employment agreements with certain of its officers. See “Employment Contracts and Termination of Employment and Change in Control Agreements..”

             The Company’s officers and directors are indemnified pursuant to certain provisions of Delaware General Corporation Law, the Company’s charter documents and indemnification agreements with the Company. The indemnification agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

             The Company’s policy has been and continues to be that all transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company’s Board of Directors and by a majority of the disinterested members of the Company’s Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

Employment Contracts and Termination of Employment and Change in Control Arrangements

             In July 1997, the Company entered into employment agreements with Michael Mack, Chief Executive Officer and President, David Qualls, Executive Vice President and Chief Financial Officer-Finance and Real Estate, Gregory Keller, Vice President of Operations, and in November 1998 the Company entered into an employment agreement with Kenneth Keane, which provides them, upon termination without cause, with a severance equal to one half of their then current annual salary and certain other benefits. Additionally, in the event of a termination without cause following a change of control, their employment agreements provide for a severance equal to two years of base salary plus two years of bonus. Under the respective employment agreements, the minimum base annual salary for Mr. Mack is $250,000, for Mr. Qualls is $ 170,000, for Mr. Keller is $ 150,000 and for Mr. Keane is $120,000.

             In the event of a change in control, as defined under the Company’s 1998 Option Plan, any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full prior to the change in control. The Company’s other stock option plans also contain provisions that could lead to the vesting and exercisability of all outstanding options prior to a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

             Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were timely complied with during the fiscal year ended September 30, 2000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

             The Compensation Committee of the Board of Directors during the 2000 fiscal year was comprised of the non-employee directors of the Company, Messrs. Gunst, Minchin and Robbins. The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation, stock ownership programs and other benefits. The goals of the Company’s compensation policy are to attract and retain executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the restaurant industry, for companies of the Company’s size, and to motivate executives to achieve the Company’s business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals.

             For fiscal year 2000, salaries were set for each executive officer within the range of salaries for similar positions in other comparably sized companies in the Company’s industry. The salaries were based in part on surveys conducted by the Company’s Human Resources Department and by utilizing information provided by an outside compensation consultant. In preparing the performance graph set forth in the section entitled “COMPARISON OF STOCKHOLDER RETURN” the Company has selected the Dow Jones Industry Group for Restaurants as its published industry index. The companies included in the Company’s salary surveys are included in the comparison index. Salaries were set within the applicable range based on the officer’s experience, tenure and prior performance. Performance was evaluated by the Chief Executive Officer for all executive officers other than himself and recommendations for salary increases were made to the Compensation Committee. The Chief Executive Officer’s total compensation for fiscal year 2000 approximates the mean of the compensation for chief executive officers in similar sized companies in the restaurant industry. The Compensation Committee evaluated the Chief Executive Officer’s performance, increasing his salary for fiscal year 2001 based primarily on the Chief Executive Officer’s increased responsibilities as a result of the Company’s increased size and the Company’s performance in fiscal 2000.

             The Compensation Committee granted incentive compensation to each of the executive officers based upon the performance of the Company relative to the profit performance criteria set forth in the fiscal year 2000 bonus program which was implemented at the beginning of the year. The amounts are reflected in the “SUMMARY COMPENSATION TABLE”.

             The Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company’s stockholders. Because stock options are granted at the prevailing market price, they will only have value if the Company’s stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

             The Compensation Committee did recommend to the Board of Directors, and the Board of Directors did approve stock option grants, based on the Company’s performance in fiscal year 2000, to the executive officers, including the Chief Executive Officer, under the Company’s Option Plan. The grants were issued and vest pursuant to the standard form of option agreement used in connection with the Option Plan. The grants are reflected in the “SUMMARY COMPENSATION TABLE”.

Deductibility of Executive Compensation

             Effective January 1, 1994, Section 162(m) of the Internal Revenue Code was amended to impose a $1,000,000 per executive per year limit on the amount of compensation which may be deducted by a publicly-held corporation for compensation paid to the corporation’s chief executive officer and its four other most highly-compensated officers. Exemptions from this deductibility limit are provided for certain types of “performance-based compensation,” including compensation related to stock option plans meeting certain criteria. The Compensation Committee does not believe that other components of the Company’s compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation is necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

COMPENSATION COMMITTEE
Robert A. Gunst Michael M. Minchin, Jr. John M. Robbins, Jr.

REPORT OF THE AUDIT COMMITTEE(1)

             The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2000.

             The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with KPMG LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and has discussed with KPMG LLP their independence from the Company.

             The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors on June 9, 2000, a copy of which is attached as Appendix “A” to this Proxy Statement. Each of the members of the Audit Committee qualifies as an “independent” Director under the current listing standards of National Association of Securities Dealers.

             Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’ s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

AUDIT COMMITTEE
Edgar F. Berner Robert A. Gunst John M. Robbins, Jr.

______________
(1)	The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPARISON OF STOCKHOLDER RETURN

             Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the Nasdaq National Market and the Dow Jones Industry Group for Restaurants for the period commencing on May 16, 1995 (1) and ending on September 30, 2000 (2).

Comparison of Cumulative Total Return From May 15, 1995 through September 30, 2000 (2).

Garden Fresh Restaurant Corp., Index for Nasdaq National Market and Dow Jones Industry
Group for Restaurants

	15-May-95	30-Sep-95	30-Sep-96	30-Sep-97	30-Sep-98	30-Sep-99	30-Sep-00

Garden Fresh	$100	$86	$108	$163	$163	$170	$132
Nasdaq National Market	100	120	142	195	196	318	425
Dow Jones Industry Group for Restaurants	100	102	122	122	144	193	161

______________

(1)	The effective date of the Company’s initial public offering was May 16, 1995. For purposes of this presentation, the closing price on the first day of trading was $9.00.

(2)	Assumes that $100.00 was invested on May 16, 1995, in the Company’s Common Stock at a price of $9.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

             The Board of Directors of the Company has selected KPMG LLP to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending September 30, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

             The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

             Proposals of stockholders intended to be included in the Company’s proxy statement for the next Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 17180 Bernardo Center Drive, San Diego, CA, 92128, not later than October 6, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting.

             Pursuant to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the next Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to December 20, 2001, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the proxy statement prepared for the next annual meeting.

TRANSACTION OF OTHER BUSINESS

             At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

DAVID W. QUALLS Chief Financial Officer, Executive Vice President Finance and Real Estate, and Secretary

Dated: February 5, 2001

APPENDIX “A”

GARDEN FRESH RESTAURANT CORP.
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

I.  STATEMENT OF POLICY

        This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Garden Fresh Restaurant Corp. (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

    Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.
    Review and appraise the audit efforts and independence of the Company’s auditors.
    Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

    is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;
    is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;
    has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service), retirement plan benefits or non-discretionary compensation;
    has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and
    is not an executive of another corporation on whose Compensation Committee any of the Company’s current executives serves.

        All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

        The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.  MEETINGS

        The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below.

IV.  PROCESSES

        To fulfill its responsibilities and duties the Committee shall:

        A.  Documents/Reports to Review

1.	Review and reassess the Charter’s adequacy periodically, as conditions dictate.

2.	Review the organization’s annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4.	Review related party transactions for potential conflicts of interests.

5.	Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-K and Form 10-Qs. These meetings should include a discussion of the independent auditors judgment quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6.	Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

        B.  Independent Auditors

1.	Recommend to the Board the selection of the independent auditors, considering independence and effectiveness.

2.	Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

3.	Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor.

4.	Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

5.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

        C.  Financial Reporting Processes

1.	In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

        D.  Process Improvement

1.	Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

5.	Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

        E.  Ethical and Legal Compliance

1.	Ensure that management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2.	Ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.	Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

4.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

5.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

6.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7.	If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

DETACH HERE

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PROXY

GARDEN FRESH RESTAURANT CORP.

17180 BERNARDO CENTER DRIVE
SAN DIEGO, CA 92128

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

             The undersigned hereby appoints David W. Qualls and Michael P. Mack as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all the shares of Common Stock of Garden Fresh Restaurant Corp., held of record by the undersigned on January 8, 2001 at the Annual Meeting of Stockholders to be held March 7, 2001 or at any adjournment thereof.

             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES LISTED AS DIRECTORS AND “FOR” ITEM 2 ON THE REVERSE SIDE. ANY PROXY WHICH IS RETURNED CONTAINING A DIRECTION TO VOTE WITH RESPECT TO A MATTER AS TO WHICH THE STOCKHOLDER IS NOT ENTITLED TO VOTE WILL BE DISREGARDED WITH RESPECT TO THAT PARTICULAR MATTER.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

GARDEN FRESH
RESTAURANT CORP.

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

DETACH HERE

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[X]	Please mark votes as in this example.

1.	Election of two Class C Directors

Nominees:	FOR	WITHHELD
Robert A. Gunst Michael M. Minchin, Jr.	[ ]	[ ]

[ ] _______________________________________________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of appointment of independent accountants.	[ ]	[ ]	[ ]

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	[ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.

Signature:_____________________________	Date:________________________________

Signature:____________________________	Date:________________________________